                                                         Free Writing Prospectus
                                                          Dated October 19, 2010
                                           Registration Statement No. 333-156423
                                                      Filed Pursuant to Rule 433

MORGAN STANLEY YIELD DIFFERENTIAL STRATEGIES

October 2010

Morgan Stanley has filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering.

You may get these documents for free by visiting EDGAR on the SEC Web site
at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interest of Morgan Stanley trading desks. Such interest may conflict with your interests and recipients should be mindful of such potential conflicts of interest when reviewing this information. Morgan Stanley is not a municipal advisor and the opinions or views contained herein are not intended to be, and do not constitute, advice, including within the meaning of Section 975 of the
Dodd-Frank Wall Street Reform and Consumer Protection Act. The views of the trading desk may differ from those of the Research Department or others at
Morgan Stanley. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 1

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PART ONE
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                MORGAN STANLEY BASIC YIELD DIFFERENTIAL STRATEGY

                            DESCRIPTION AND MECHANICS

Morgan Stanley                                                                 2

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Overview
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o    Historically, investors have profited by investing in high yielding currencies funded by low yielding currencies, commonly known as carry trades.

o    The strategy takes advantage of interest rate differentials between countries.

o    We implement the strategy to capture the interest rate advantage between countries through the currency forward markets.

o    The Morgan Stanley Basic Yield Differential Strategy is composed of a basket of currencies from both the developed markets and the liquid emerging markets.

o    Additionally, we use the Morgan Stanley Global Risk Demand Index (GRDI) to
     stop out of the carry trade until the GRDI signals a reduction in risk aversion, as carry trades tend to underperform during periods of risk aversion.

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan
Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 3

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MS Basic Yield Differential Strategy:
Basket of Currencies
--------------------------------------------------------------------------------

The Morgan Stanley Basic Yield Differential Strategy consists of taking positions in thirteen (G10 (9) and EM (4)) currencies against the USD.

This strategy includes a long position in currencies that have a higher
3-month interest rate than the USD and a short position in currencies that have a lower 3-month interest rate than the USD.

The table below shows which currencies are included in the strategy and which
3-month rates are used.

G10
-----------------------------------------------------------------------------------------
Australian Dollar        Australian Bank Bill Short Term Rates 3-Month Mid
-----------------------------------------------------------------------------------------
Canadian Dollar          Canada Bankers Acceptance 3-Month
-----------------------------------------------------------------------------------------
Swiss Franc              British Bankers Association LIBOR Swiss Franc 3-Month
-----------------------------------------------------------------------------------------
Euro                     British Bankers Association LIBOR European Currency Unit 3-Month
-----------------------------------------------------------------------------------------
British Pound            British Bankers Association LIBOR British Pound 3-Month
-----------------------------------------------------------------------------------------
Japanese Yen             British Bankers Association LIBOR Japanese Yen 3-Month
-----------------------------------------------------------------------------------------
Norwegian Krone          Norway Interbank Offered Rate Fixing 3 Month
-----------------------------------------------------------------------------------------
New Zealand Dollar       New Zealand Bank Bill 3-Month
-----------------------------------------------------------------------------------------
Swedish Krona            Swedish Krona 3-Month Deposit
-----------------------------------------------------------------------------------------
US Dollar                British Bankers Association LIBOR US Dollar 3-Month
-----------------------------------------------------------------------------------------
Asia ex-Japan
-----------------------------------------------------------------------------------------
Singapore Dollar         Association of Banks in Singapore SIBOR 11 a.m. Fixing 3-Month
-----------------------------------------------------------------------------------------
Indonesian Rupiah        Indonesian Rupiah 3-Month Deposit
-----------------------------------------------------------------------------------------
Latin America
-----------------------------------------------------------------------------------------
Mexican Peso             Mexican Peso T-Bill 3-Month
-----------------------------------------------------------------------------------------
Brazilian Real           Brazilian Real 3-Month Retail Certificate of Deposit
-----------------------------------------------------------------------------------------

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan
Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 4

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--------------------------------------------------------------------------------
Determine Long/Short Positions and Weights

Weights are set for                        Basket of 13 Non-USD
one month, then                      Currencies (9 G10 currencies and
rebalanced at month end               4 Emerging Market currencies)

          Step 1: Do We Go Long or Short?
         We evaluate each currency's 3-month
  interest rate against USD 3-month interest rate

Foreign Rate Greater
Than USD Rate

Foreign Rate
Less Than USD Rate

        [GRAPHIC OMITTED]

      Go LONG               Go SHORT
 Foreign Currency       Foreign Currency
  Forward vs. USD        Forward vs. USD
 -----------------     ------------------

                                   ------------
                                    Interest             As Rate         Weight
                                      Rate            Differential     Increases
                                   Differential        Increases
Step 2: Determine  Weights
Of each currency pair
Two Components to consider         Currency                 As           Weight
                                   VolatilitY            Currency      Decreases
                                                         Volatility
                                                         Increases

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 5

slide05

                                                                  Morgan Stanley
--------------------------------------------------------------------------------

                MORGAN STANLEY BASIC YIELD DIFFERENTIAL STRATEGY
                             HISTORICAL PERFORMANCE

Past performance is no guarantee of future results. The practical application of the Morgan Stanley Basic Yield Differential Strategy may not produce a return comparable to the historical performance information presented and may involve risks not discussed herein.

Morgan Stanley                                                                 6

slide06

MS Basic Yield Differential Strategy: Performance
--------------------------------------------------------------------------------

YTD (%)                                  14.05       2.50        3.66       6.26
--------------------------------------------------------------------------------
Sharpe Ratio                              1.18       1.10        0.82       0.16
--------------------------------------------------------------------------------
Annualized Average Return (%)            18.22       6.79        8.64       2.48
--------------------------------------------------------------------------------
Volatility, Annualized (%)               15.40       6.19       10.58      12.80
--------------------------------------------------------------------------------
Correlation to SandP 500                  0.50       0.19        0.56       1.00
--------------------------------------------------------------------------------
Maximum Drawdown from Peak (%)           35.23      21.45       29.35      64.61
--------------------------------------------------------------------------------
Maximum Monthly Gain (%)                 15.48       4.42        9.49       9.35
--------------------------------------------------------------------------------
Maximum Monthly Loss (%)               (12.69)     (4.76)     (13.22)    (15.69)
--------------------------------------------------------------------------------
% of Profitable Months(1)                   72         65          66         61
--------------------------------------------------------------------------------
                                                            (1) Total 114 months
 Source: MS Fixed Income Sales and Trading*, Bloomberg **

Cumulative Returns May 2001 to October 2010
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]                                                                                                                                                       --------

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 7

slide07

PART TWO                                                          Morgan Stanley
--------------------------------------------------------------------------------

              MORGAN STANLEY ENHANCED YIELD DIFFERENTIAL STRATEGY

   Overlaying the Basic Yield Differential Strategy with a Risk Demand Filter

Morgan Stanley                                                                 8

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GRDI: Morgan Stanley Global Risk Demand Index
--------------------------------------------------------------------------------

What is the Morgan Stanley GRDI?

An index that tracks risk sentiment as reflected in the relative price movements of 7 "risky" assets vs. their "safer" counterparts; plus 3 volatility indicators. Available on Bloomberg as GRDI [go].

Equity vs. G10 Bond Russell Growth vs. Value Base vs. Precious Metals

Emerging Market vs. G10 Bond                 Equity Volatility
BBB vs. AAA Corporate Bond                   Bond Volatility
AAA Corporate vs. Govt.                      FX Volatility
U.S. Swap Spread

--------------------------------------------------------------------------------
Standardized GRDI Timeline
Helps Track Sentiment Relative to Recent Trends                                                                                                                          St-GRDI

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                 9

slide09

I-GRDI
--------------------------------------------------------------------------------
The GRDI (Bloomberg GRDI [go]) is reported with a one-day delay.

I-GRDI is a modified version of the GRDI, built from the most frequently updated indices that are all available at the end of each business day.
The I-GRDI does not have the one- day reporting delay that the GRDI has.
There has been a 98% correlation between the I-GRDI and the original GRDI since October 1999.

     Russell Growth vs. Value                Equity Volatility
     Base vs. Precious Metals                Bond Volatility
     U.S. Swap Spread                        FX volatility
--------------------------------------------------------------------------------                                                                                                                         St-GRDI

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                10

slide10

MS Enhanced Yield Differential Strategy
The Systematic Rule:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   When is the risk aversion signal triggered?

        Metric: Level of standardized I-GRDI on any day of the month

        Level: If standardized I-GRDI level falls below -1.6
   Enhanced Yield Differential Strategy:

If the signal is triggered, stop out of MS Basic Yield Differential Strategy for the rest of the month or longer if the signal remains triggered.
--------------------------------------------------------------------------------

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                11

slide11

                                                                  Morgan Stanley
--------------------------------------------------------------------------------

               MORGAN STANLEY ENHANCED YIELD DIFFERENTIAL STRATEGY
                             HISTORICAL PERFORMANCE

Past performance is no guarantee of future results. The practical application of the Morgan Stanley Enhanced Yield Differential Strategy may not produce a return comparable to the historical performance information presented and may involve risks not discussed herein.

Morgan Stanley                                                                12

slide12

MS Enhanced Yield Differential Strategy
Historical Return since March 2001
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

The horizontal bars indicate when the I-GRDI signal is active. (i.e. I-GRDI has dropped below -1.6 thus switching off the carry trade for the rest of the month or more if the signal is active.)

  YTD (%)                                14.05            21.06           (4.79)
 -------------------------------------------------------------------------------
  Sharpe Ratio                            1.18             1.45            1.57
 -------------------------------------------------------------------------------
  Annualized Average Return (%)          18.22            19.15           14.46
 -------------------------------------------------------------------------------
  Volatility, Annualized (%)             15.40            13.23            9.19
 -------------------------------------------------------------------------------
  Correlation to SandP 500                0.50             0.43             0.0
 -------------------------------------------------------------------------------
  Maximum Drawdown from Peak (%)         35.23            24.51           16.97
 -------------------------------------------------------------------------------
  Maximum Monthly Gain (%)               15.48            15.48           10.70
 -------------------------------------------------------------------------------
  Maximum Monthly Loss (%)              (12.69)          (11.27)          (9.17)
 -------------------------------------------------------------------------------
Source: MS Fixed Income Sales and Trading*, Bloomberg**

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                13

slide13

MS Enhanced Yield Differential Strategy
Performance Since 2009
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

The horizontal bars indicate when the I-GRDI signal is active. (i.e. I-GRDI has dropped below -1.6 thus switching off the carry trade for the rest of the month or more if the signal is active.)

YTD (%)                           14.05      2.50      3.66     6.26    21.06    (4.79)
---------------------------------------------------------------------------------------
Sharpe Ratio                       1.43      1.08      1.41     081     2.02      0.57
---------------------------------------------------------------------------------------
Annualized Average Return (%)     22.95      4.62     11.54    16.93    26.77     8.22
---------------------------------------------------------------------------------------
Volatility, Annualized (%)        15.55      4.28      8.18    20.96    13.25    14.39
---------------------------------------------------------------------------------------
Correlation to SandP 500           0.76     (0.01)     0.51     1.00    0.76      0.58
---------------------------------------------------------------------------------------
Maximum Drawdown from Peak (%)     9.68      3.62      6.16    13.41    4.02     16.97
---------------------------------------------------------------------------------------
Maximum Monthly Gain (%)          12.20      2.36      3.89     9.35    12.20     8.43
---------------------------------------------------------------------------------------
Maximum Monthly Loss (%)          (9.68)    (2.43)    (3.29)  (11.14)  (4.02)    (9.17)
---------------------------------------------------------------------------------------
% of Profitable Months (1)           70        65        65       65      73        60
---------------------------------------------------------------------------------------
Source: MS Fixed Income Sales and Trading*, Bloomberg**                                                                                                              (1)  Total 20 months.

This information was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This is not a research report and the views or information contained herein should not be viewed as independent of the interests of Morgan Stanley trading desks.

To the extent any prices or price levels are noted, they are for informational purposes only and are not intended for use by third parties, and are indicative as of the date shown and are not a commitment by Morgan Stanley to trade at any price. Please see additional important information and qualifications at the end of this material.

Morgan Stanley                                                                14

slide14

Risk Factors
--------------------------------------------------------------------------------

Convergence of basket currency interest rates and the U.S. interest rate will negatively affect carry trade performance

Interest rate carry trades seek to exploit differentials between interest rates in different countries. Therefore, any decrease in the differential between the
U.S. interest rate and the basket currency interest rate will decrease the carry trade performance for that basket currency. This decrease will occur for three reasons. First, the exposure provided by the weighting for a basket currency will decrease as the differential between the U.S. interest rate and the basket currency interest rate decreases. The decreased exposure will mean that the carry trade performance achievable for that particular basket currency will decrease. Second, as the differential between interest rates decreases, the differential between the one month forward exchange rate and the spot exchange rate will correspondingly decrease. This, in turn, will decrease the potential carry trade performance. Third, as the interest rate differential decreases, the attractiveness of the carry trade to the market in general will decrease. As market demand for those currencies which had higher interest rates decreases, the forward rate bias, which is suggested to be driven by the carry trade itself and helps keep spot exchange rates from converging towards forward exchange rates, will likely diminish, allowing spot exchange rates to converge towards forward exchange rates and therefore further decreasing the differential between forward exchange rates and spot exchange rates. This decreased differential due to the diminishing forward rate bias will compound the already decreased differential due to converged interest rates. Accordingly, as a basket currency interest rate and the U.S. interest rate converge, it is likely that the carry trade performance for that particular basket currency will decrease, and could become negative.

Interest rate policy

Prevailing short term interest rates (such as those referenced for the basket currency interest rates and U.S. interest rate) are significantly influenced by government action, through the levels of official cash rates, as an instrument of monetary policy. As governments wish to encourage economic activity, they may reduce the official cash rate in order to lower the cost of money and increase the money supply. Conversely, as governments wish to reduce economic activity, particularly for the purpose of stemming inflationary pressures, they may increase the official cash rate in order to raise the cost of money and decrease the money supply.

Interest rates may converge as governments independently adopt policy positions which reduce or increase official cash rates either in tandem or which move a high interest rate lower and a low interest rate higher. It is not possible to predict governmental action in either the U.S. or any of the economies of the basket currencies which could cause interest rates to converge and therefore decrease the carry trade performance for a basket currency.

Fluctuations in spot exchange rates could negatively impact the carry trade performance

Fluctuations in the spot exchange rate for a basket currency could reduce any positive monthly basket performance created by an interest rate differential and could even result in a negative carry trade performance in respect of that basket currency.

If the particular carry trade involves buying forward the basket currency, a weakening in the basket currency relative to the U.S. dollar will reduce the carry trade performance of that particular basket currency, and if the basket currency weakens enough, could lead to losses on the carry trade. Conversely, if the particular carry trade involves selling forward the basket currency, a strengthening in the basket currency relative to the U.S. dollar will reduce the carry trade performance of that particular basket currency and, if the basket currency strengthens enough, could lead to losses on the carry trade.

Morgan Stanley                                                                15

slide15

Risk Factors
--------------------------------------------------------------------------------

Negative carry trade performances by some basket currencies may offset positive carry trade performances by other basket currencies

Because the monthly basket performance is the aggregate of the carry trade performances for all of the basket currencies, positive carry trade performances by some basket currencies will be offset by negative carry trade performances of other basket currencies.

Further, the weighting used in a particular carry trade may mean that you have greater exposure to that carry trade than to others. If a carry trade which has a greater relative exposure performs negatively, this negative carry trade performance will have a greater impact on your monthly basket performance than would positive performances under carry trades with lesser weightings.

The weightings could decrease the exposure under all or substantially all the carry trades at once and will influence the relative exposure provided by any single basket currency

The weighting determines the exposure offered by any particular carry trade. The exposure offered by any particular carry trade could be decreased if either interest rate differentials decrease (i.e. basket currency interest rates and the U.S. interest rate converge) and/or if the implied exchange rate volatility increases.

Similarly if the weighting for any individual basket currency increases significantly, the carry trade performance for that basket currency could become a dominant determinant of the monthly basket performance. Alternatively, the weighting of a basket currency could diminish (whether due to decreasing interest rate differentials or increasing implied exchange rate volatility) so that the exposure to the performance of that basket currency significantly diminishes. If the differential between a basket currency interest rate and the
U.S. interest rate decreases to zero in any particular month (i.e. the basket currency interest rate and the U.S. interest rate are equal), then the weighting for that basket currency will be zero and there will be no carry trade performance for that basket currency for such month.

Carry trades are subject to currency exchange risk

The spot exchange rates between the basket currencies and the U.S. dollar are the result of the supply of, and the demand for, those basket currencies.
Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the economy of each basket currency and the United States, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

o    existing and expected rates of inflation,
o    existing and expected interest rate levels,
o    the balance of payments, and
o    the extent of governmental surpluses or deficits in the relevant foreign economy and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

In general, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed economies and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country or by other important market participants.

Morgan Stanley                                                                16

slide16

Risk Factors
--------------------------------------------------------------------------------

Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the outcome of carry trades

Specific currencies' exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in investing in carry trades is that their outcome could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no offsetting adjustment or change made in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S.
dollar, or any other currency.

Suspension or disruptions of market trading in the basket currencies may adversely affect the outcome of the carry trades

The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the outcome of the carry trades.

The MS Enhanced Yield Differential Strategy will not necessarily outperform the
MS Basic Yield Differential Strategy

The MS Enhanced Yield Differential Strategy ("enhanced strategy") seeks to enhance returns on a synthetic exposure to the carry trade by attempting to avoid losses from the carry trade during periods of perceived risk aversion, but it will not necessarily outperform the MS Basic Yield Differential Strategy
("basic strategy"). The enhanced strategy exits the carry trade during periods of perceived risk aversion in response to warning signals based on the level of the Morgan Stanley Global Risk Demand Index ("GRDI"). However, it is possible that the carry trade will suffer possibly sudden significant losses even when the market is not exhibiting characteristics of risk aversion as perceived by the GRDI or when the GRDI does perceive the risk aversion but not strongly enough to trigger the exit from the carry strategy or does so only after the carry trade has suffered losses. As the GRDI may not accurately predict the times when carry trades will suffer losses, there can be no assurance that the enhanced strategy will not suffer substantial declines. It is also possible that the enhanced strategy will exit the carry trade during times when carry trades will have positive returns, despite elevated risk as perceived by the GRDI.

In addition, the signals for the enhanced strategy are based on the level of the
I-GRDI, which is a modified version of the GRDI, composed of 6 out of the 10
GRDI components. There can be no assurance that the I-GRDI will be as accurate as, or more accurate than, the GRDI in its ability to detect warning signals that the enhanced strategy uses in an attempt to avoid potential losses from the carry trade.

Morgan Stanley                                                                17

slide17

Important Disclosures
--------------------------------------------------------------------------------

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley and Co. Incorporated, Morgan
Stanley and Co. International plc, Morgan Stanley MUFG Securities Co., Ltd.,
Morgan Stanley Capital Group Inc. and/or Morgan Stanley Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). Unless otherwise indicated, the views herein (if any) are the author's and may differ from those of the Morgan Stanley Research Department or others in the Firm. This information is being delivered to prospective investors in order to assist them in determining whether they have an interest in the type of instruments described herein.

This material does not provide investment advice or offer tax, regulatory, accounting or legal advice. Unless stated otherwise, the material contained herein has not been based on a consideration of any individual client circumstances and as such should not be considered to be a personal recommendation. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

In relation to any member state of the European Economic Area, a prospectus may not have been published pursuant to measures implementing the Prospectus
Directive (2003/71/EC) and any securities referred to herein may not be offered in circumstances that would require such publication. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any instrument or otherwise applicable to any transaction. In addition, a secondary market may not exist for certain of the instruments referenced herein.

Any of the securities, commodities, futures or other instruments (or related derivatives) discussed in this material may not be suitable or appropriate for all investors. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material among other factors in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities, prices of instruments or securities, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in instruments (or related derivatives)
transactions. Past performance is not necessarily a guide to future performance.
Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events or that all assumptions have been considered or stated. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind
(including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

Morgan Stanley                                                                18

slide18

Important Disclosures
--------------------------------------------------------------------------------

This information is not intended to be provided to and may not be used by any person or entity in any jurisdiction where the provision or use thereof would be contrary to applicable laws, rules or regulations.

This communication is directed in the UK to those persons who are eligible counterparties or professional clients and must not be acted on or relied upon by retail clients (each as defined in the UK Financial Services Authority's rules).

This information is being disseminated in Hong Kong by Morgan Stanley Asia
Limited and is intended for professional investors (as defined in the Securities and Futures Ordinance) and is not directed at the public of Hong Kong.

This information is being disseminated in Singapore by Morgan Stanley Asia
(Singapore) Pte. This information has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this information and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of this security may not be circulated or distributed, nor may this security be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section
274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"),
(ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Any offering of this security in Singapore would be through Morgan Stanley Asia
(Singapore) Pte, an entity regulated by the Monetary Authority of Singapore.

This information is being disseminated in Japan by Morgan Stanley MUFG
Securities Co., Ltd., Any securities referred to herein may not have been and/or will not be registered under the Financial Instruments Exchange Law of Japan
(Law No. 25 of 1948, as amended, hereinafter referred to as the "Financial
Instruments Exchange Law of Japan"). Such securities may not be offered, sold or transferred, directly or indirectly, to or for the benefit of any resident of
Japan unless pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Financial Instruments Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, "resident of
Japan" means any person resident in Japan, including any corporation or other entity organized or engaged in business under the laws of Japan. If you reside in Japan, please contact Morgan Stanley MUFG Securities for further details at
+613-5424-5000.

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(C) 2010 Morgan Stanley
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Morgan Stanley                                                                19

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